NEWS ANOUNCEMENT

Contact: Joel Getzler, Getzler & Co., Inc. (212) 697-2400

FOR IMMEDIATE RELEASE

                          UNITEL VIDEO, INC. ANNOUNCES
                          DELISTING OF ITS COMMON STOCK
                         BY THE AMERICAN STOCK EXCHANGE

New York, New York - December 1, 1999 - Unitel Video, Inc. (AMEX:UNV) (the "Company") announced today that the Company has been notified by The American Stock Exchange (the "Exchange") that effective November 1, 1999 the Common Stock, $0.01 par value per share (the "Common Stock"), of the Company has been removed from listing and registration on the Exchange. Previously, on September 3, 1999, the Exchange suspended trading in the Common Stock of the Company.

The Company is a leading provider of studio and mobile production facilities to major entertainment companies in the United States. The Company's New York City studios are home to King World Production's "Inside Edition", Paramount Picture's "The Montel Williams Show", and Eyemark Entertainment's the "Dr. Joy Browne Show." Unitel Mobile Video, the Company's mobile teleproduction business, based in Pittsburgh and Burbank, is a leading supplier of mobile facilities to the entertainment industry.